EXHIBIT 99.1
MICROMED ANNOUNCES CLOSING OF $15.425 MILLION FINANCING
HOUSTON (June 19, 2006) — MicroMed Cardiovascular, Inc. (OTCBB:MMCV) is pleased to announce that it has completed an equity financing through a private placement of $15.425 million of its common stock and warrants to purchase its common stock to institutional investors. Hunter World Markets, Inc. of Beverly Hills, California acted as the company’s sole placement agent. The proceeds of the transaction are expected to support continued clinical studies and research associated with the Company’s DeBakey VAD®, expansion of sales and marketing activities in international markets where the DeBakey VAD® has received CE Mark approval, and for general corporate purposes. The shares of common stock sold, and warrants issued, in the private placement have not been registered under the Securities Act of 1933, as amended, or state securities laws and may not be offered or sold in the United States without a registration with the Securities and Exchange Commission (SEC) or an applicable exemption from the registration requirements. The Company has agreed to file a registration statement with the SEC covering the resale of the shares of common stock issued in the private placement and the shares of common stock issued upon exercise of the warrants.
“This is a significant event in the history of MicroMed,” said Travis E. Baugh, President and CEO of the company. “We believe this financing demonstrates the value that investors place in our technology and our management team and will enable us to move forward with several planned improvements in our technology and infrastructure.”
Mr. Baugh also mentioned that the company plans to seek a listing for the company’s common stock on a national securities exchange in the near future.
This news release shall not constitute an offer to sell or the solicitation of an offer to buy any of these securities nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.
About our Technology
MicroMed’s initial platform in heart failure products is the DeBakey VAD® (Ventricular Assist Device) for the treatment of advanced heart failure. There are currently 15 million victims of heart failure worldwide. With approximately 2,000 donor hearts suitable for transplantation becoming available each year in the United States or 4,000 worldwide, MicroMed believes that the DeBakey VAD represents an important therapeutic option for this population. The DeBakey VAD represents a new generation of miniaturized implantable mechanical circulatory support devices. Designed in collaboration with NASA, the Baylor College of Medicine and Drs. Michael DeBakey and George Noon, the DeBakey VAD is intended for adult and pediatric advanced heart failure patients who can no longer provide necessary blood flow with their native heart. The proprietary technology is designed to take over virtually all left ventricular function and concurrently monitor real-time flow parameters.
About MicroMed Cardiovascular, Inc.
MicroMed currently has two ongoing clinical investigations in leading US heart transplant centers to evaluate the safety and effectiveness of the DeBakey VAD for use as a Bridge to Heart

Transplantation and for Destination Therapy for patients ineligible for heart transplant. The DeBakey VAD system has been awarded the CE mark for Bridge to Transplant and Destination Therapy for commercial distribution in Europe. The DeBakey VAD Child, the only approved miniaturized implantable VAD in the US, is available for use in children. It has also been awarded the CE mark for commercial distribution in Europe. Over 380 adult and pediatric devices have been implanted worldwide for almost 100 patient years of experience. MicroMed’s manufacturing facility, located in Houston, Texas, is ISO 9001/ 13485 certified.
For more information, visit www.micromedcv.com.
This news release contains certain forward-looking statements pertaining to future anticipated projected plans, performance and developments, as well as other statements relating to future operations and results. Any statements in this news release that are not statements of historical fact may be considered to be forward-looking statements. Written words such as “may,” “will,” “expect,” “believe,” “anticipate,” “estimate,” “intends,” “goal,” “objective,” “seek,” “attempt,” or variations of these or similar words, identify forward-looking statements. These statements by their nature are estimates of future results only and involve substantial risks and uncertainties. Actual results may differ materially from those indicated by these forward-looking statements as a result of various factors including, but not limited to, risks related to: our ability to obtain additional funding to support our business activities; the early-stage market for ventricular assist products and services; an expected dramatic rise in expenses; rapid growth and change in our business; as well as those risks more fully discussed in the Company’s reports filed from time to time with the Securities and Exchange Commission. In addition, any forward-looking statements represent our views only as of today and should not be relied upon as representing its views as of any subsequent date. We do not undertake any obligation to update any forward-looking statements to reflect events or circumstances after the date of this release.
Contact:
MicroMed Cardiovascular, Inc.
Media Contact: Amber Feltman
Corporate Communications
713-580-8270
afeltman@micromedcv.com
The MicroMed DeBakey VAD® is an investigational device and is limited by federal law for investigational use in the United States.